SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 6, 2003

MEDIACOM COMMUNICATIONS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-29227 (Commission File Number)	06-1566067 (IRS Employer Identification No.)

100 Crystal Run Road

Middletown, New York 10941

(Address of principal executive offices)

Registrant’s telephone number: (845) 695-2600

Item 12.	Results of Operations and Financial Condition.

On August 6, 2003, Mediacom Communications Corporation (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2003 and revisions to its full-year 2003 guidance. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The press release contains numerical disclosure of operating cash flow, which is not a measure of performance calculated in accordance with generally accepted accounting principles (GAAP) in the United States. Reconciliations of operating cash flow to operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, are presented in Attachments 5 and 6 to the press release. Disclosure regarding management’s reasons for presenting operating cash flow appears on pages 3 and 4 of the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDIACOM COMMUNICATIONS CORPORATION

Date: August 6, 2003	By:	/s/ MARK E. STEPHAN
Mark E. Stephan Senior Vice President and Chief Financial Officer